Exhibit 10.16

Employment contract Contract for employment and information on conditions of employment Date: 05-08-2014 Information about the employee

Last Name Lundin	First Name Anders
Mailing address Svartbacksgatan 108 C
Zipcode 75335	City Uppsala
Administrator Annette Ljungmark	Telephone number 018-56 96 77	Telephone number	Personal Code Number 640625-141	Employee number

 Position

Position/occupational designation Chief Financial Officer, CFO	Effective date 08-11-2014
Description of job responsibilities In accordance with position description

Work location

Address Oasmia Pharmaceutical AB Vallongatan 1, 75228, Uppsala	Telephone number 018-50 54 40

Employment status

Permanent employment

Salary

Salary including the salary revision of 2014 is 90,000 crowns per month	Pay day: 25th

Working hours

☒ Full Time, 40 hours per week. Monday - Friday 0800 - 1645, flex hours ± 1 hour

Vacation benefits                  Resignation notice period

30 days	Six months if the resignation is initiated by Oasmia Pharmaceutical AB and three months if the resignation is initiated by the employee.

Fringe benefits

☒ See specific contract

Applicable collective agreement                                                 Handling of personally identifiable information

Oasmia does not have a signed collective agreement	Handling of personally identifiable information will only occur in the company’s human resource and salary system

Miscellaneous

Additional agreement in regard to trade secrets, confidentiality and competitive organization is prepared 05-08-2014 Other agreements, see Oasmia’s employee handbook

Signatures. Date: 5/18/2014                                                       Signatures. Date: 5/18/2014

Employer (signature) Oasmia Pharmaceutical AB Julian Aleksov Executive Director	Employee (signature) Anders Lundin

Oasmia Pharmaceutical AB Vallongatan 1 75228 Uppsala

Telephone 018 - 50 54 40    Fax 18 51 08 73

info@oasmia.com  www.oasmia.com

Organization number 5563326676

Additions to employment contract for Anders Lundin 640625-1410 dated 05-08-2014

Variable compensation sections 2014

One additional month salary is obtained in the event of reorganization of the administrative section in accordance to the plan.

One additional month salary is obtained in the event that Oasmia Pharmaceutical AB, after listing in the USA received a capital infusion of at least 200 million Swedish crowns.

Variable compensation sections 2015

When Oasmia’s ongoing function, without extra ordinary income in over two consecutive quarters reported positively in EBITDA, four additional months’ salary will be withheld. In connection to this, salary and future compensation possibilities, incentives etc. shall be renegotiated.

Pension

Service pension corresponding to ITP 1.

Medical insurance through any company.

Expense reimbursement, car replacement and allowance

During business trips, foreign or domestic, the employee is reimbursed in accordance to the IRS’ established flat rate. The employee always has the right to be compensated for the actual cost of any amounts exceeding this and other expenses.

Uppsala 05-08-2014

Oasmia Pharmaceutical AB

(signature)

Julian Aleksov

Executive Director

Oasmia Pharmaceutical AB Vallongatan 1 75228 Uppsala

Telephone 018 - 50 54 40    Fax 18 51 08 73

info@oasmia.com  www.oasmia.com

Organization number 5563326676